UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2017

MAGICJACK VOCALTEC LTD.

(Exact name of registrant as specified in charter)

Israel	000-27648
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Haomanut Street, 2nd Floor

Poleg Industrial Zone, Netanya, Israel 4250445

(Address of principal executive offices, including zip code)

Telephone: (561) 749-2255

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2017, the Board of Directors of magicJack VocalTec Ltd. (the "Company") appointed Don Carlos Bell III as President and Chief Executive Officer of the Company. The Board of Directors has also nominated Mr. Bell for election to the Board at the upcoming 2016 annual meeting of shareholders (the "2016 Meeting"), as disclosed by the Company in its proxy materials for the 2016 Meeting. Mr. Bell succeeds Gerald Vento as President and Chief Executive Officer, effective as of March 9, 2017.

DON C. BELL III (48) has been the owner and general partner of Tidal Capital LLC since April 2011, and President of Trigg Partners since August 2014. He was President and Principal Owner of Tidal Research, LLC from 2007 to 2011. From 2003 to 2006, he served as Senior Vice President of Marketing and Corporate Development at IPC Systems, Inc. From 2001 to 2003, he was Vice President of Clearwire Technologies. From 1998 to 2001, he was an Investment Banker in the Mergers and Strategic Advisory Department of Goldman Sachs.  He is an independent director of Wireless Telecom Group and serves as the chairman of its Compensation Committee and is a member of its Nomination and Governance Committee.  He was an independent director of TeleCommunication Systems Inc. from 2015 through its sale to Comtech Telecommunications in 2016, and served as a member of the Compensation Committee and the Nomination and Governance Committee and as Chairman of the Special Committee formed to evaluate and oversee the sales process.  Mr. Bell was an independent director of NTS, Inc. from 2012 through the sale of the Company to Tower Three Partners in 2014, and served as a member of the Special Committee formed in connection with such sale.  Mr. Bell holds a Master’s Degree in Business Administration from The Wharton School, University of Pennsylvania, and graduated from St. John’s College with a BA in Classics.

There is no family relationship between Mr. Bell and the Company's directors, director nominees and executive officers. There are no related party transactions between Mr. Bell and the Company. Mr. Bell has agreed to defer negotiation of his compensation in exchange for serving as the Company's President and Chief Executive Officer pending his election as a director of the Company at the 2016 Meeting.

Mr. Vento will remain on the Board of Directors of the Company and will serve as a consultant to the Company on the terms previously disclosed in the Form 8-K filed on January 5, 2017 in connection with the Second Amendment to the Executive Employment Agreement, dated as of July 15, 2015, entered into between the Company and Mr. Vento effective as of December 31, 2016.

Section 8 – Other Events

Item 8.01. Other Events

On March 15, 2017, the Company issued a press release announcing both the commencement of a strategic alternatives process by the Board of Directors for the purpose of maximizing shareholder value and the appointment of Mr. Bell as President and Chief Executive Officer. Further, the Company announced that, in connection with the appointment of Mr. Bell, the Company has appointed a new senior management team. The new senior management team includes the elevation of Tom Fuller to Chief Financial Officer in May 2017, the elevation of Dvir Salomon to Chief Technology Officer, the addition of Kristin Beischel as Chief Marketing Officer and the addition of Kerrin Parker as Chief Operating Officer of BroadSmart. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on March 15, 2017, the Company filed a Notice of Annual General Meeting of Shareholders and a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) with the Securities and Exchange Commission in connection with the Company’s solicitation of proxies for the 2016 Meeting. As disclosed in the Notice of Annual General Meeting of Shareholders and the Definitive Proxy Statement, the 2016 Meeting will be held at the offices of the Company at 222 Lakeview Avenue, Suite 1600, West Palm Beach, Florida 33401 at 10:00 a.m. Eastern Daylight Time on Wednesday, April 19, 2017, or at any adjournments or postponements thereof. Only shareholders of record at the close of business on March 10, 2017 will be entitled to receive notice of, to attend, and to vote at the 2016 Meeting.

2

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 15, 2017.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGICJACK VOCALTEC LTD.

By:	/s/ Jose Gordo
Name:	Jose Gordo
Title:	Chief Financial Officer

Date: March 15, 2017

4

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 15, 2017.

5